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                                  EXHIBIT 21.1
                           SUBSIDIARIES OF THE COMPANY

Corporations (Jurisdiction)
Endoscopy Center Affiliates, Inc.(Delaware)
KPSC, Inc. (Washington)
National Surgery Centers - Bakersfield, Inc. (California)
National Surgery Centers - Santa Monica, Inc. (California)
Northern Rockies Surgicenter, Inc. (Montana)
NSC Atlanta, Inc. (Delaware)
NSC Auburn, Inc. (California)
NSC Brownsville, Inc. (Texas)
NSC Channel Islands, Inc. (California)
NSC Dallas, Inc. (Texas)
NSC Elizabethtown, Inc. (Kentucky)
NSC Fayetteville, Inc. (North Carolina)
NSC Greensboro, Inc. doing business as Surgical Center of Greensboro
    (North Carolina)
NSC Greensboro West, Inc. (North Carolina)
NSC Houston, Inc. (Texas)
NSC Kent, Inc. (Ohio)
NSC Las Vegas East, Inc. (Nevada)
NSC Las Vegas, Inc. (Nevada)
NSC Miami, Inc. (Florida)
NSC Norman, Inc. (Oklahoma)
NSC Phoenix, Inc. (Arizona)
NSC Port St. Lucie, Inc. (Florida)
NSC Provo, Inc. doing business as Provo Surgical Center (Utah)
NSC Sarasota, Inc. (Delaware)
NSC Seattle, Inc. (Washington)
Walk In and Out Surgery Center, Inc. (Kentucky)

Partnerships (Jurisdiction)
2121 Surgery Center, Limited Partnership doing business as Surgery Center of
    Santa Monica (California)
Ambulatory Surgical Centre of Miami, Limited Partnership (Florida)
Auburn Surgery Center, Limited Partnership (California)
Bakersfield Surgery Center Limited Partnership (California)
Biloxi Endoscopy Center, General Partnership (Mississippi)
Brownsville Surgery Center, Ltd. doing business as Brownsville Surgicare (Texas) Brunswick Endoscopy Center, General Partnership (Louisiana)
Channel Islands Surgicenter, L.P. (California)
Columbia Endoscopy Center, General Partnership (South Carolina)
Day Surgery Center, Ltd. (Florida)
Desert Surgery Center, Limited Partnership (Nevada)





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Endoscopy West, General Partnership (Ohio)
Fayetteville Ambulatory Surgery Center, Limited Partnership (North Carolina) Fort Worth Endoscopy Center, General Partnership (Texas)
Greensboro Specialty Surgery Center, Limited Partnership (North Carolina) Kitsap Peninsula Surgery Center Limited Partnership doing business as Olympic
   Ambulatory Surgery Center (Washington)
Las Palmas Surgery Center Limited Partnership (Arizona)
Laser Northwest, Ltd. (Washington)
Long Beach Endoscopy Center, General Partnership (California)
Mid-Peninsula Endoscopy Center, General Partnership (California)
Newport Beach Endoscopy Center, General Partnership (California)
North Atlanta Endoscopy Center, General Partnership (Georgia)
NSCSM, Ltd. (California)
Physicians Surgical Center Limited Partnership (Oklahoma)
San Diego Endoscopy Center, General Partnership (California)
San Mateo Endoscopy Center, General Partnership doing business as Mid-Peninsula
   Endoscopy Center (California)
Sarasota Endoscopy Center, General Partnership (Florida)
Seattle Surgery Center, Limited Partnership  (Washington)
Somerset Surgery Center, Limited Partnership  (Kentucky)
South Bay Endoscopy Center (California)
Suburban Endoscopy Center, General Partnership (Illinois)
Surgery Center of Elizabethtown, Limited Partnership (Kentucky)
Thousand Oaks Endoscopy Center, General Partnership (California)
Valley View Surgery Center, Limited Partnership  (Nevada)
Western Reserve Surgery Center, Limited Partnership (Ohio)
Westside Surgery Center, Ltd. (Texas)



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